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                                                                 EXHIBIT 10.19


                          TRUSTEE'S INDEMNITY AGREEMENT


THIS AGREEMENT dated for reference the o day of January, 2003.

BETWEEN:

                  o, Businessman

                  (the "Trustee")

AND:

                  MERCER INTERNATIONAL INC., a Massachusetts business trust organized under the laws of the State of Washington with an office at One Renton Place, 555 S. Renton Village Place, Suite 700, Renton, Washington, 98055

                  (the "Company")


WITNESSES THAT WHEREAS:

A. It is essential to the Company to retain and attract as trustees and officers the most capable persons available;

B.       The Trustee is a trustee and/or officer of the Company;

C. Both the Company and the Trustee recognize the increased risk of litigation and claims being asserted against directors, trustees and officers of public companies in today's environment; and

D. In recognition of the Trustee's need for substantial protection against personal liability and in order to enhance the Trustee's continued service to the Company in an effective manner, the Company wishes to provide in this Agreement for the indemnification of the Trustee to the fullest extent permitted by law and as set forth in this Agreement.

NOW THEREFORE in consideration of the premises, the respective covenants of the parties herein and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto covenant and agree as follows:

1.       INTERPRETATION

1.1 DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following meanings, respectively:

         (a)      "BOARD" means the board of trustees of the Company;

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         (b)      "CLAIM" or "CLAIMS" has the meaning ascribed to such term in
                  Subsection 2.1(a) hereof;

         (c)      "CHANGE IN CONTROL" shall be deemed to have occurred if:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the SECURITIES EXCHANGE ACT OF 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of beneficial interest of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities;

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new trustee of the Company whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the trustees of the Company then still in office who either were trustees of the Company at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50.1% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets;

         (d) "COSTS" has the meaning ascribed thereto in Subsection 2.1(b) hereof;

         (e)      "EXPENSE ADVANCE" has the meaning ascribed to such term in
                  Section 2.2 hereof;

         (f) "INDEMNIFIABLE EVENT" has the meaning ascribed to such term in Subsection 2.1(a) hereof;

         (g) "INDEPENDENT LEGAL COUNSEL" means an attorney or firm of attorneys, selected in accordance with the provisions of
                  Section 6.1 hereof, who shall not have

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                  otherwise performed services for the Company or the Trustee within the last [TWO] years (other than with respect to matters concerning the rights of the Trustee under this Agreement, or of other trustees of the Company under similar indemnity agreements);

         (h) "POTENTIAL CHANGE IN CONTROL" shall be deemed to have occurred if:

                  (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                  (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

                  (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of beneficial interest of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing [10%] or more of the combined voting power of the Company's then outstanding Voting Securities, increases his beneficial ownership of such securities by [FIVE PERCENTAGE POINTS (5%)] or more over the percentage so owned by such person; or

                  (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred;

         (i) "RELATED COMPANIES" has the meaning ascribed to such term in Subsection 2.1(a) hereof;

         (j) "REVIEWING PARTY" means any appropriate person or body consisting of a member or members of the Board or any other person or body appointed by the Board who is not a party to the particular Claim for which the Trustee is seeking indemnification, or the Independent Legal Counsel; and

         (k) "VOTING SECURITIES" means any securities of the Company which vote generally in the election of trustees of the Company.

1.2 EFFECTIVE DATE. Notwithstanding the date of its execution and delivery, this Agreement shall be conclusively deemed to commence on, and be effective as of, the day upon which the Trustee first became or becomes a trustee or officer of the Company and shall survive and remain in full force and effect after the Trustee ceases to be a trustee or officer of the Company and after the termination of the Trustee's employment with the Company.

2.       INDEMNITY

2.1 INDEMNIFICATION. Subject to Section 3.1, the Company shall indemnify and save harmless the Trustee to the fullest extent permitted by law against and from:

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         (a)      any and all charges and claims of every nature and kind
                  whatsoever which may be brought, made or advanced by any person, firm, corporation or government, or by any governmental department, body, commission, board, bureau, agency or instrumentality against the Trustee, and any and all threatened, pending or completed actions, suits or proceedings, or any inquires or investigations, whether instituted by the Company or any other person, that the Trustee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, against the Trustee, including any and all actions, suits, proceedings, inquires or investigations in which the Trustee was, is, becomes or is threatened to be made a party to or witness or other participant in (a "CLAIM", or, collectively, "CLAIMS"), by reason of (or arising in part out of) the Trustee being a director, officer, trustee, employee or agent of the Company, any of the Company's subsidiaries, or any company, partnership, joint venture, trust or other enterprise related to or affiliated with the Company or which the Trustee was serving at the request of the Company as a director, officer, trustee, employee or agent (the "RELATED COMPANIES"), or that arise out of or are in any way connected with the management, operation, activities, affairs or existence of the Company or any of its Related Companies (an "INDEMNIFIABLE EVENT");

         (b) any and all costs, damages, expenses (including legal fees and disbursements on a full indemnity basis), judgements, fines, liabilities, penalties (statutory and otherwise), losses and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such costs, damages, expenses, judgements, fines, liabilities, penalties, losses or amounts paid in settlement) (referred to herein as "COSTS") which the Trustee may sustain, incur or be liable for by reason of (or arising in part out of) an Indemnifiable Event whether sustained or incurred by reason of his negligence, default, breach of duty, breach of trust, failure to exercise due diligence or otherwise in relation to the Company or its Related Companies or any of their affairs; and

         (c) in particular, and without in any way limiting the generality of the foregoing, any and all Costs which the Trustee may sustain, incur or be liable for as a result of or in connection with the release of or presence in the environment of hazardous substances, contaminants, litter, waste, effluent, refuse, pollutants or deleterious materials and that arise out of or are in any way connected with the management, operation, activities, affairs or existence of the Company or any of its Related Companies.

2.2 EXPENSE ADVANCES. Subject to Section 3.1, the Company shall advance to the Trustee the Costs reasonably estimated to be sustained, incurred or suffered by him, in connection with the indemnification set forth in
         Section 2.1 hereof within two business days of receipt by the Company of a written request for such advance (an "EXPENSE ADVANCE"). The Trustee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction, which

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         determination is not subject to any subsequent appeals, that the
         Trustee is not entitled to be indemnified by the Company as authorized by this Agreement.

2.3 INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provision of this Agreement, to the extent that the Trustee has been successful on the merits or otherwise in the defence of any Claim or in the defence of any charge, issue or matter therein, including the dismissal of a Claim, the Company shall indemnify the Trustee against any and all Costs actually and reasonably sustained or incurred by him in connection with the investigation, defence or appeal of such Claim.

2.4 INDEMNIFICATION FOR EXPENSE OF A WITNESS. Notwithstanding any other provision of this Agreement, the Company will indemnify the Trustee if and whenever he is a witness or participant, or is threatened to be made a witness or participant, to any action, suit, proceeding, hearing, inquiry or investigation to which the Trustee is not a party, by reason of the fact that he is or was a trustee, director, officer, employee or agent of the Company or any of its Related Companies or by reason of anything done or not done by him in such capacity, against any and all Costs actually and reasonably sustained or incurred by the Trustee or on the Trustee's behalf in connection therewith.

2.5 INDEMNIFICATION FOR EXPENSES IN OBTAINING INDEMNITY. The Company shall indemnify the Trustee against any and all Costs, and, if requested by the Trustee, shall subject to Section 3.1 hereof (within two business days of such request) advance such Costs to the Trustee, which are sustained, incurred or suffered by the Trustee in connection with any action, suit or proceeding brought by the Trustee for: (i) indemnification, or an advance thereof, by the Company under this Agreement, any other agreement or the Restated Declaration of Trust of the Company, as amended; or (ii) recovery under any trustees', directors' and officers' liability insurance policies maintained by the Company, regardless of whether the Trustee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be.

2.6 PARTIAL INDEMNITY. If the Trustee is entitled under any provisions of this Agreement to indemnification by the Company for some or a portion of the Costs sustained, incurred or suffered by him but not, however, for all of the total amounts thereof, the Company shall nevertheless indemnify the Trustee for the portion thereof to which Trustee is entitled.

3.       INDEMNITY EXCEPTIONS

3.1 EXCEPTIONS TO INDEMNIFICATION. Notwithstanding the provisions of Sections 2.1, 2.2 and 2.5 hereof, the Company shall not be obligated to indemnify or save harmless the Trustee against and from any Claim or Costs or make an Expense Advance:

         (a) if, in respect thereof, a court of competent jurisdiction determines, which determination is not subject to any subsequent appeals, that the Trustee failed to act honestly and in good faith with a view to the best interests of the Company;

         (b) arising out of any criminal conviction of the Trustee if the Trustee pleaded guilty or was found guilty by a court of competent jurisdiction, which finding is not
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                  subject to any subsequent appeals by the Trustee, other than in the case of a criminal proceeding in respect of which the Trustee had no reasonable cause to believe that his conduct was unlawful;

         (c) arising out of a determination by a court of competent jurisdiction, which determination is not subject to any subsequent appeals, that: (i) the Trustee failed to disclose his interest or conflicts as required under the WASHINGTON BUSINESS CORPORATION ACT - Title 23B of the Revised Code of Washington, as amended (the "RCW"); or (ii) the Company is not permitted to indemnify the Trustee as provided in RCW 23B.08.510(4);

         (d) in connection with any liability under Section 16(b) of the SECURITIES EXCHANGE ACT OF 1934, as amended, or under United States federal or state securities laws for "insider trading";

         (e) if, in respect thereof, the Expense Advance, or any other advance to the Trustee under this Agreement, is prohibited by the SARBANES-OXLEY ACT OF 2002, as amended; or

         (f) in connection with any settlement of a Claim effected without the Company's written consent.

4.       BURDEN OF PROOF AND PRESUMPTIONS

4.1 BURDEN OF PROOF. In connection with any determination by the Company as to whether the Trustee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that the Trustee is not so entitled.

4.2 NO PRESUMPTIONS. For purposes of this Agreement, the termination of any Claim, by judgement, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Trustee did not meet any particular standard of conduct or have any particular belief or that a court had determined that indemnification is not permitted by applicable law.

5.       CONTRIBUTION

5.1 If the indemnification provided in this Agreement is unavailable and may not be paid to the Trustee for any reason other than statutory limitations set forth in applicable law, then in respect of any Claim in which the Company is jointly liable with the Trustee (or would be if joined in such Claim), the Company shall contribute to the amount of Costs actually and reasonably sustained or incurred and paid or payable by the Trustee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company and all officers, trustees, directors or employees of the Company and any of its Related

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         Companies, other than the Trustee, who are jointly liable with the
         Trustee (or would be if joined in such Claim) on the one hand, and the Trustee, on the other hand, from the transaction from which such Claim arose, and (ii) the relative fault of the Company and all officers, trustees, directors or employees of the Company and any of its Related Companies, other than the Trustee, who are jointly liable with the Trustee (or would be if joined in such Claim), on the one hand, and of the Trustee, on the other, in connection with the events which resulted in such Costs, as well as any other relevant equitable ocnsiderations. The relative fault referred to above shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Costs. The Company agrees that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

6.       CHANGE IN CONTROL

6.1 CHANGE IN CONTROL. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the trustees of the Company who were trustees of the Company immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of the Trustee to indemnity payments and Expense Advances under this Agreement, any other agreement or the Restated Declaration of Trust of the Company, as amended, now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from Independent Legal Counsel selected by the Trustee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and the Trustee as to whether and to what extent the Trustee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all Costs, claims and charges arising out of or relating to this Agreement or its engagement pursuant hereto.

6.2 ESTABLISHMENT OF TRUST. In the event of a Potential Change in Control, the Company shall, upon written request by the Trustee, create a trust for the benefit of the Trustee and from time to time upon written request of the Trustee shall fund such trust in an amount sufficient to satisfy any and all Costs reasonably anticipated at the time of such request to be sustained or incurred in connection with investigating, preparing for and defending any Claim, and the Costs sustained or incurred by the Trustee from time to time, or reasonably anticipated to be sustained or incurred by the Trustee in connection with any Claim, provided that in no event shall more than [$25,000] be required to be deposited in any trust created hereunder in excess of amounts deposited in respect of reasonably anticipated Costs. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party in any case in which the Independent Legal Counsel referred to above is involved. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Trustee, (ii) the trustee of such trust shall advance to the Trustee, within two business days of a request by the Trustee, the Costs sustained or incurred, or reasonably anticipated to be sustained or incurred, by the Trustee in connection with any Claim (and the Trustee hereby agrees to reimburse the trust under the circumstances under which the Trustee would be required to reimburse the Company under Section 2.2 hereof), (iii) such trust shall continue to be

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         funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee of such trust shall promptly pay to the Trustee all amounts for which the Trustee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that the Trustee has been fully indemnified under the terms of this Agreement. The trustee of the trust established hereunder shall be chosen by the Trustee. Nothing in this Section 6.2 shall relieve the Company of any of its obligations under this Agreement.

7.       RESIGNATION

7.1 Nothing in this Agreement shall prevent the Trustee from resigning as a trustee or officer of the Company or any of its Related Companies at any time.

8.       DEFENCE

8.1 NOTICE TO COMPANY. Upon the Trustee becoming aware of any pending or threatened Claim, written notice shall be given by or on behalf of the Trustee to the Company as soon as is reasonably practicable.

8.2 INVESTIGATION BY COMPANY. The Company shall conduct such investigation of each Claim as is reasonably necessary in the circumstances, and shall pay all costs of such investigation.

8.3 DEFENCE BY COMPANY. Subject to this Section, the Company shall, upon the written request of the Trustee, defend, on behalf of the Trustee, any Claim, even if the Claim is groundless, false or fraudulent.

8.4 APPOINTMENT OF DEFENCE COUNSEL. The Company shall consult with and accept the reasonable choice of the Trustee concerning the appointment of any defence counsel to be engaged by the Company in fulfillment of its obligations to defend a Claim pursuant to Section 8.3; thereafter the Company shall appoint such counsel.

8.5 SETTLEMENT BY COMPANY. With respect to a Claim for which the Company is obliged to indemnify the Trustee hereunder, the Company may conduct negotiations towards the settlement of a Claim and, with the written consent of the Trustee (which the Trustee agrees not to unreasonably withhold) the Company may make such settlement as it deems expedient, provided however that the Trustee shall not be required, as part of any proposed settlement of a Claim, to admit liability or agree to indemnify the Company in respect of, or make contribution to, any compensation or other payment for which provision is made under the settlement. The Company shall pay any compensation or other payment for which provision is made by such settlement.

9.       GENERAL

9.1 LIMITATION OF ACTIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any of its Related Companies against the Trustee, the Trustee's spouse, heirs, executors or personal or legal representatives after the

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         expiration of [TWO] years from the date of accrual of such cause of action, and any claim or cause of action of the Company and any of its Related Companies shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such [TWO]-year period; provided, however, that if any shorter period of limitation is otherwise applicable to such cause of action such shorter period shall govern.

9.2 GENDER; PLURAL. In this Agreement wherever the singular or masculine is used it will be construed as if the plural or feminine or neuter, as the case may be, had been used where the context otherwise requires, and a reference to a section by number is a reference to the section so numbered in this Agreement.

9.3 NOTICES. All notices and other communications required to be given by a party hereunder shall be in writing and shall be deemed to have been duly given: (a) upon delivery, if delivered by hand; (b) one
         (1) business day after the business day of deposit with an overnight courier, if delivered by overnight courier, freight prepaid; (c) five (5) days after deposit with the applicable postal service, if delivered by first class mail postage prepaid; or (d) one (1) day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission and a facsimile transmission confirmation is obtained in respect thereof, with a copy by first class mail postage prepaid, to the other party at the other party's address specified above or to the last known facsimile number of such party, as applicable, or at such other address or to such other facsimile number as the other party may have last specified in writing to the party intending to convey the notice or other communication.

9.4      TIME.  Time shall be of the essence of this Agreement.

9.5 HEADINGS. The headings in this Agreement are inserted for ease of reference only and shall have no effect on the construction or interpretation of this Agreement.

9.6 GOVERNING LAW. This Agreement shall be construed, interpreted, governed by and enforced in accordance with the laws of the State of Washington, U.S.A., applicable to contracts made and to be performed in the State of Washington, U.S.A., without giving effect to the principles of conflicts of laws. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the courts of Seattle, Washington, U.S.A., with respect to any matters arising out of this Agreement.

9.7 ENTIRE AGREEMENT. [OTHER THAN o CONTAINED IN THE EMPLOYMENT AGREEMENT BETWEEN THE TRUSTEE AND THE COMPANY DATED THE o DAY OF o, o
         (THE "EMPLOYMENT AGREEMENT")], this Agreement contains the entire agreement between the parties relating to the subject matter hereof and there are no agreements, representations or warranties, express or implied, which are collateral hereto. [FOR GREATER CERTAINTY, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEM ENT, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT NOTHING CONTAINED HEREIN
         IS INTENDED TO MODIFY, ABRIDGE, LIMIT OR AFFECT ANY OF THE RIGHTS OR OBLIGATIONS OF THE PARTIES HERETO CONTAINED IN THE EMPLOYMENT AGREEMENT. NTD: AMEND ACCORDINGLY DEPENDING ON WHETHER TRUSTEE HAS A PRE-EXISTING EMPLOYMENT AGREEMENT WITH THE COMPANY.]

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                                               10

9.8 NONEXCLUSIVITY. The rights of the Trustee hereunder shall be in addition to any rights the Trustee may have under [THE EMPLOYMENT AGREEMENT,] the Restated Declaration of Trust of the Company, including any amendments thereto or restatements thereof, Chapter 23.90 of the RCW, as amended, Title 23B of the RCW, as amended, or otherwise. To the extent that any change(s) in Chapter 23.90 and/or Title 23B of the RCW (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Restated Declaration of Trust, as amended, and this Agreement, it is the intent of the parties hereto that the Trustee shall enjoy by this Agreement the benefits so afforded by such change(s).

9.9 INSURANCE. To the extent the Company maintains an insurance policy or policies providing trustees', directors' and officers' liability insurance, the Trustee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any trustee, director or officer of the Company.

9.10 AMENDMENTS. This Agreement may only be amended by a written agreement signed by both of the parties hereto.

9.11 WAIVERS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

9.12 FURTHER ASSURANCES. Each of the parties agrees to promptly do all such further acts, and promptly execute and deliver all such further documents, as may be necessary or advisable for the purpose of giving effect to or carrying out the intent of this Agreement.

9.13 SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether the Trustee continues to serve as a director, officer or trustee of the Company, any of its Related Companies or of any other enterprise at the Company's request.

9.14 SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to fullest extent permitted by law.

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                                               11


9.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts will constitute one and the same agreement. This Agreement may be executed and transmitted by facsimile transmission and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement, in the case of a corporate party by its duly authorized officer or officers, as of the date first written above.




SIGNED, SEALED AND DELIVERED by o in  )
the presence of:                      )
                                      )
--------------------------------------)
Signature                             )
                                      )
--------------------------------------)
Name                                  )
                                      )   ---------------------------
                                      )   o
--------------------------------------)
Address                               )
                                      )
--------------------------------------)
                                      )
--------------------------------------)
Occupation                            )
                                      )
                                      )
MERCER INTERNATIONAL INC.             )
                                      )
By: ----------------------------------)
                                      )
Name:---------------------------------)
                                      )
Title:--------------------------------)
